Exhibit 23.2 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS We hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and of our audit letter as of December 31, 2017, and references thereto, into WPX Energy, Inc.'s Registration Statement on Form S-8 pertaining to the WPX Energy, Inc. 2011 Employee Stock Purchase Plan, as amended effective May 23, 2018. NETHERLAND, SEWELL & ASSOCIATES, INC. /s/ C.H. (Scott) Rees III By: C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer Dallas, Texas May 23, 2018 Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.